                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 27, 1999


                               Dime Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)




          Delaware                                      001-13094                            11-3197414
(State or Other Jurisdiction)                         (Commission                           (IRS Employer
                                                      File Number)                        Identification No.)


         589 Fifth Avenue
          New York, New York                                                                  10017
(Address of Principal Executive Offices)                                                    (Zip Code)

       Registrant's telephone number, including area code: (212) 326-6170


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

                  On May 27, 1999, Dime Bancorp, Inc. issued the following press release, together with certain related materials relevant to the acquisition of certain branches of KeyCorp by The Dime Savings Bank of New York, FSB:


                                           Dime
                                           Frank Wright
                                           (212) 326-6170


May 27, 1999
99/8

FOR IMMEDIATE RELEASE



                  DIME TO ACQUIRE KEYCORP LONG ISLAND FRANCHISE

           28 Offices with $1.3 Billion in Deposits; $415 Million of Business and Consumer Loans

         New York, NY - May 27, 1999 - Dime Bancorp, Inc. (NYSE:DME) announced that its subsidiary, The Dime Savings Bank of New York, FSB, has entered into a definitive agreement with KeyBank N.A., a subsidiary of KeyCorp (NYSE:KEY), to acquire all of KeyBank's 28 banking branches on Long Island.

         Under the terms of the agreement, Dime will assume approximately $1.3 billion of deposits, of which over 60% are core deposits (demand, money market and savings) and acquire $415 million of business and consumer loans. Dime will pay a premium of 16.25% of deposits assumed, or approximately $210 million. The premium will be tax deductible, resulting in an effective after-tax premium of $130 million, or 10%. The exact amount of the premium will be determined by deposit levels at closing.

         "This is an exceptional opportunity to acquire an attractive commercial banking business in the desirable Long Island market. It accelerates our strategy to become more commercial bank-like by building core deposits and adding business and consumer loans," said Lawrence J. Toal, Chairman and Chief Executive Officer of Dime.

         "Importantly, the transaction is financially attractive. It will be accretive to earnings per share in the first year and will be significantly accretive on a cash basis," he commented. Mr. Toal also noted that the transaction will be accounted for as a purchase and will not require the issuance of additional equity.

         "This franchise acquisition increases our share of the vibrant Long Island market. In addition to more than doubling our branch network in Nassau and Suffolk counties to a total of 51 offices, it increases our core deposits by 12% to $7.6 billion, or 53% of total deposits. It also doubles our business loan portfolio to $639 million. The average cost of the total deposits being assumed is 3.27% and the average loan yield is 8.03%," said Mr. Toal.

         "This transaction, together with the pending acquisition of Citigroup's auto finance business that we announced last month, nearly doubles our consumer loan portfolio to $2 billion. On a March 31, 1999 pro forma basis, the effect of these two transactions is to increase our consumer, business and commercial real estate loans from 32% to 39% of total loans receivable," he added.

         "These acquisitions will effectively add $1.3 billion of low-cost deposits and $1.3 billion of higher-yielding consumer and business loans and are expected to improve our net interest margin. Moreover, because KeyBank is completely exiting the Long Island market, and Citigroup is divesting its auto finance business, we are well-positioned to retain and deepen relationships with the customers associated with these operations," he stated.

         "The transaction strengthens and solidifies the Dime brand in the Long Island market. With our expanded retail sales and service channel, we will be better positioned to deliver a full array of consumer and business products to customers throughout Long Island," added Mr. Toal. In Nassau County, Dime will have 25 branches and $2.7 billion of deposits and will rank 5th, up from 8th, among all depository institutions. In Suffolk County, Dime will have 26 branches and its $1.7 billion of deposits will make it the 5th largest depository institution, up from 8th.

         "We are excited about welcoming KeyBank customers to Dime, and we are committed to providing our new customers with the high level of service and dependability that is the hallmark of Dime. We are also pleased to welcome the KeyBank staff, including their outstanding team of commercial bankers, to our organization," said Mr. Toal.

         The KeyBank transaction, which currently is expected to close in the third quarter of 1999, is subject to approval by appropriate regulatory authorities. Dime intends to offer employment to all KeyBank staff associated with the Long Island franchise and plans minimal changes in locations and service.

         At March 31, 1999, Dime had assets of $21.6 billion and deposits of $13.2 billion. The Dime Savings Bank of New York, FSB (www.dime.com) is a regional bank serving consumers and businesses and has 100 branches located throughout the greater New York City metropolitan area. Directly and through its North American Mortgage Company subsidiary (www.namc.com), Dime also provides mortgage banking and selected consumer financial services throughout the United States.

         This press release contains certain forward-looking statements regarding Dime and Dime following the completion of the acquisitions discussed herein as well as estimates of financial condition and financial performance on a combined basis. Among other things, the statement that Dime expects the KeyBank transaction to be accretive to earnings is forward-looking in nature and subject to uncertainty. A variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Such factors include, but are not limited to, risks and uncertainties related to the execution of the transaction, including integration activities, interest rate movements, competition from both financial and non-financial institutions, changes in applicable laws and regulations, the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond Dime's control and general economic conditions. Dime assumes no obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                                      # # #

         A copy of certain presentation materials is attached hereto as an exhibit and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) - (b)         Not applicable.

      (c)         Exhibits Required by Item 601 of Regulation S-K

                  Exhibit Number            Description
                  --------------            -----------
                  99.1                      Presentation materials, dated May
                                            27, 1999, regarding the branch
                                            acquisition.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    DIME BANCORP, INC.



                                    By:  /s/ Anthony Burriesci
                                       ----------------------------------------
                                       Name: Anthony Burriesci
                                       Title: Chief Financial Officer


Date: May 27, 1999